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                             CUSTODIAN ACCOUNT AGREEMENT

     THIS CUSTODIAN ACCOUNT AGREEMENT, dated December 15, 1992, is entered into by and between FARM BUREAU LIFE INSURANCE COMPANY, an insurance company organized under the laws of Iowa, and its affiliated companies ("Company"), and BANKERS TRUST COMPANY, a New York banking corporation ("Custodian");

                                     WITNESSETH:

     In consideration of the mutual covenants herein contained and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1.   DEFINITIONS

     Whenever used in this Agreement, or in any appendices, schedules or exhibits hereto or amendments hereof, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

     (a) "Account Securities" means the Securities, other property and cash held by Custodian in the Custodian Account, and shall include all income generated by or the proceeds of any sale of such Securities.

     (b) "Authorized Person" means any Person or Persons jointly or severally authorized from time to time, in a writing in substantially the form of Exhibit A attached hereto and made a part hereof, delivered to Custodian, to act on behalf of Investment Adviser or Company with respect to any action required or permitted to be taken by the Investment Adviser or Company under this Agreement. Such writing shall clearly indicate the scope of authority of each Authorized Person.

     (c) "Custodian Account" means the one or more custodianship, safekeeping and cash accounts established and maintained by Custodian or any subcustodian for Company pursuant to this Agreement, as listed in Exhibit B attached hereto and made a part hereof.

     (d) "Depository" means any centralized securities depository system, domestic or foreign, whether presently or hereafter organized, in which Custodian participates, and shall include (i) the Depository Trust Company, (ii) the Participant's Trust Company, or (iii) any other centralized securities depository system selected by Custodian, but subject to the approval of Company and any required approval by regulatory authorities applicable to Custodian in the conduct of its business as Custodian.

     (e) The term "hold" shall include Custodian's authority to deposit part or all of the Account Securities with a Depository.

     (f) "Instructions" means a communication received by Custodian from one or more

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Authorized Persons directing action or delivering information pursuant thereto.
Instructions may be oral or written and may be delivered (i) by telephone, (ii) in hard copy, or (iii) by computer, electronic instruction system or telecommunications terminals, which shall include but not be limited to, a telex, a TWXS, a facsimile transmission, a bank wire or Custodian's proprietary POL*ARIS Service; PROVIDED, HOWEVER, THAT the Parties hereto or Custodian and Investment Adviser, as the case may be, shall have agreed to the form, the means of transmission and the means of identification of such Instructions; FURTHER PROVIDED THAT Instructions initially given orally shall be confirmed within the thirty (30) minute period immediately following the initial receipt of the Instructions by Custodian in a manner consistent with clauses (ii) or (iii) above. Instructions shall conform to operating procedures communicated from time to time by Custodian to Company.

     (g) "Paragraph" means a paragraph of this Agreement.

     (h) "Person" means a natural person, trust, estate, corporation, association, partnership, joint venture, employee organization, committee, board, participant, beneficiary, trustee, partner, or venturer, including but not limited to Company and Investment Advisers, as the context may require.

     (i) "Security" or "Securities" includes bonds, debentures, notes, stocks, evidences of indebtedness and other securities and property.

     (j) "INVESTMENT ADVISER" means an entity duly appointed by Company as an investment manager as further described in paragraph 7.

     The plural of any term shall have a meaning corresponding to the singular thereof as so defined and any neuter pronoun used herein shall include the masculine or feminine as the context may require.

      Any references in this Agreement to any provision of any statute, code or regulation shall be deemed to incorporate any amended, substitute or successor provisions, whenever adopted.

2.   APPOINTMENT OF CUSTODIAN

     (a) APPOINTMENT. Subject to the provisions hereof Company hereby employs, appoints and authorizes Custodian to act as custodian of all the Securities and monies at the time owned by or in the possession of Company during the period of this Agreement which have been delivered to, or Custodian has otherwise expressly been given authority to hold in the Custodian Account.

     (b) ESTABLISHMENT OF CUSTODIAN ACCOUNT. Custodian hereby agrees to establish the Custodian Account in the name of Company, or such other name or names as Company and Custodian may agree upon from time to time, and to hold in the Custodian Account

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all Securities or other property and cash deposited with, delivered to or received by Custodian for deposit in the Custodian Account in accordance with Instructions; PROVIDED that Custodian shall have the right to refuse to accept any Securities or other property that are not in proper form for deposit, but Custodian may refuse to accept any Security or other property only after it discloses to Company the inadequacy or deficiency in the Security or other property and it grants Company a commercially reasonable time to correct such inadequacy or deficiency. Custodian shall have no responsibility or liability for or on account of Securities or other assets not delivered to Custodian or not accepted by Custodian as hereinabove provided.

     (c) CUSTODIAN'S PERSONNEL. The individual personnel of Custodian duly authorized to have access to Account Securities, to receive Instructions and to act thereon are listed in the certification annexed hereto as Exhibit C and, as amended from time to time, made a part hereof. Custodian shall advise Company of any change in the individuals so authorized by written notice to Company.

     (d) Scope of Duties. Custodian's duties and responsibilities shall be limited to those expressly set forth in this Agreement, and in any appendices, schedules or exhibits hereto.

3.   FORM OF CUSTODY AND SAFEKEEPING

     (a) FORM OF CUSTODY. Custodian shall be responsible for safekeeping Account Securities. Custodian is authorized to (i) retain physical possession of Account Securities, and/or (ii) deposit Account Securities with a Depository or Sub-Custodian (hereinafter defined) selected by Custodian pursuant to paragraph 8(b) and which is approved by the Company-, provided, however that if the Company shall deliver to Custodian foreign securities to be treated as Account Securities, then Custodian is authorized to (i) retain physical possession of such foreign securities, and/or ii) deposit such foreign securities with a Depository or Sub-Custodian selected by Custodian pursuant to paragraph 8(b). For purposes of this section a foreign security means a security that is issued by an entity that is not domiciled in the United States or a United States territory.

     (b) PHYSICAL CUSTODY. Custodian shall ensure that Account Securities are at all times properly identified as belonging solely to Company. In this regard, Custodian shall physically segregate Account Securities from any property owned by Custodian. Custodian shall not be required to physically segregate Account Securities (other than bearer securities which shall be so segregated) from other securities or property held by Custodian for third parties, but Custodian shall maintain adequate records showing the true ownership of Account Securities.

     (c) DEPOSITORY CUSTODY. If Custodian deposits Account Securities with a Depository, Custodian shall maintain adequate records showing the location and true ownership of such property.

     (d) REGISTRATION IN NOMINEE NAME. Custodian is authorized to reregister securities

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received in registered form in the name of its nominee, or the nominee of a
Depository, unless alternate registration Instructions are furnished. In consideration of Custodian's registration of Account Securities in the name of its nominee, Company agrees to pay on demand to Custodian or its nominee the amount of any loss or liability for stockholders' assessments, or otherwise, claimed or asserted against Custodian, such nominee or Depository's nominee by reason of such registration. Securities may also be held in the Custodian Account in coupon bearer form, where, in the judgment of Custodian, it is not practicable or possible to register such securities.

4.   LIABILITY FOR SAFEKEEPING

     (a) LIMITATION OF LIABILITY. Custodian's safekeeping responsibility under paragraph 3 shall be limited to exercising the care and diligence usually accorded by Custodian to the safekeeping of its own property; PROVIDED, HOWEVER, Custodian's responsibility under paragraph 3 is limited to losses occasioned by the negligence, willful misconduct or bad faith of its employees or by robbery, burglary, theft or destruction while the securities are in Custodian's physical possession. With respect to deliveries of securities to a third party, Custodian shall be deemed no more than an "intermediary" as defined in Section 8-306(3) of the New York Uniform Commercial Code. Custodian shall not be under any obligation to any Person to insure Custodian or the Custodian Account against loss. Provided that Custodian shall maintain an off-premises, back-up information storage site for its custodial books and records which i) shall include books and records documenting the contents of Company's Custodian Account; ii) shall enable Custodian to continue to do business in a COMMERCIALLY reasonable manner; and iii) shall enable Custodian, through the normal course of business, to physically replace all of the Account Securities controlled by Custodian on behalf of Company. Custodian shall not be liable under any circumstances for loss or damage due to war, insurrection, terrorist act, civil disobedience, hurricane, cyclone, tornado, earthquake, volcanic eruption, other similar natural disaster, nuclear fusion or fission or radioactivity. Custodian shall not be liable for loss or damage due to equipment failure, except such as is due to its own negligence, willful misconduct, or bad faith.

     (b) LIABILITY FOR LOSS. In the event of loss or damage to Account Securities for which Custodian is liable under the foregoing provisions of this paragraph 4, Custodian shall replace such Account Securities with securities of the same class and issue, together with all rights and privileges pertaining thereto; PROVIDED THAT, if the Account Securities so lost are subject to a contract of sale and Custodian is unable to deliver the Account Securities or replacements therefor for settlement on the date specified in Instructions, Custodian shall be liable to Company for the contract price of the Account Securities so sold plus simple interest thereon at the prime rate as reported in the Wall Street Journal computed from the specified settlement date to the date of payment to Company.

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5.   TRANSACTIONS.

     (a) INSTRUCTIONS. Company may from time to time give Custodian, or appoint an Investment Adviser to give Custodian, Instructions concerning purchases and sales and other transactions with respect to Account Securities and Custodian shall effect such transactions subject to the provisions and undertakings of this paragraph 5. No person shall have access to Account Securities or the right to order or effect transactions in Account Securities except as set forth in this Agreement or in Instructions.

     (i) AUTHORIZATION TO ACT ON INSTRUCTIONS. Custodian is authorized to accept, act upon and rely upon Instructions that Custodian believes in good faith to have been given by an Authorized Person, or that are transmitted with proper testing or authentication in accordance with procedures specified by Custodian, or that are transmitted electronically through Custodian's POL*ARIS communications system or any similar electronic instruction system acceptable to Custodian.

     (ii) RELIANCE ON INSTRUCTIONS. Custodian shall incur no liability to Company or otherwise and shall be fully protected in acting in compliance with and reliance on Instructions that Custodian reasonably believes in good faith to be genuine and to be signed, sent or made by an Authorized Person, including oral Instructions which are promptly confirmed in accordance with Section 1(f) hereof. If Instructions are required to be given before the Custodian may act and such Instructions have not been given, Custodian shall contact Company to inform it of the absence of required Instructions and shall allow Company a commercially reasonable time to provide Custodian with Instructions.

     (iii) ERRORS IN INSTRUCTIONS. Custodian shall not be responsible for any errors or inaccuracies contained in Instructions, which are properly confirmed, except where such errors or inaccuracies are due to its own negligence, willful misconduct or bad faith.

     (b) DELIVERIES AND RECEIPTS. - In accordance with Instructions, Custodian shall deliver specified Account Securities (including cash in the Custodian Account) to the Person designated in such Instructions and shall receive in exchange therefor the Securities and/or cash and/or other property specified therein. Account Securities may be delivered "free" if the Instructions so specify and the Instructions are authorized by two, separate, Authorized Persons. If cash is to be delivered by Custodian, the Custodian Account shall be charged by Custodian on the actual settlement date. Receipts of cash by Custodian shall be effected in accordance with paragraph 5(c). Custodian shall exercise customary care and diligence in examining and verifying the certificates or other indicia of ownership of the securities or other property received before accepting or paying for same. If Instructions direct Custodian to deliver certificates or other physical evidence of ownership of Account

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Securities to any Person other than a Depository, Custodian's sole responsibility shall be to exercise customary care and diligence in effecting the delivery as instructed and collecting payment therefor. Notwithstanding the foregoing, if the delivery and/or receipt is effected through the facilities of a Depository, Custodian's responsibilities shall be limited to using customary care and diligence in verifying proper consummation of the transaction by the Depository. Upon completion of a delivery, Custodian shall be discharged completely of any liability or responsibility from claims with respect to the safekeeping and custody of Account Securities which may occur at a time subsequent to the period in which Custodian had control over the Account Securities. Nothing herein shall relieve the Custodian of responsibility for any act or omission to act of Custodian which occurred prior to the completion of such a delivery.

     (c) DELIVERY AGAINST PAYMENT. In accordance with Instructions, Custodian Will deliver or cause to be delivered the Account Securities thus designated as sold for the Custodian Account of Company to the broker or other person specified in the Instructions relating to such sale, such delivery to be made only upon receipt of payment therefor in such form as shall be satisfactory to Custodian and Company, with the understanding that Custodian may deliver or cause to be delivered Account Securities for payment in accordance with the reasonable customs prevailing among dealers in securities.

     (d) TIMELY INSTRUCTIONS. Company, or its Investment Adviser, as the case may be, shall be responsible for ensuring that Custodian receives timely, correct and complete Instructions to enable Custodian to effect settlement of any purchase of Securities or sale of Account Securities on the contract settlement date. If Custodian does not receive such Instructions within a reasonable time prior to the contract settlement date and Custodian notifies Company of the absence of such Instructions, Custodian shall have no liability of any kind to any Person for failing to effect settlement on the contract settlement date.

     (e) LIMIT OF RESPONSIBILITY. Custodian, in its capacity as such, shall have no responsibility to manage or recommend investments of Account Securities or to initiate or effect any purchase, sale, or other investment transaction in the absence of Instructions from Company or the Investment Adviser. Custodian shall hold cash in the Custodian Account, subject to receipt of such instructions, without liability for interest thereon; provided, however, that should any cash remain in the Custodian Account said cash shall be swept, daily, into an investment vehicle chosen by Company, subject to the terms and conditions applicable to such investment vehicle. Custodian shall in no event be responsible or liable for:

     (i) the validity of the issue of any Securities purchased by Company, the legality of the purchase thereof, or the propriety of the amount paid therefor;

     (ii) the legality of the sale of any Securities by Company, or the propriety of the amount for which the same are sold;

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     (iii) the legality or propriety of any borrowing or loan by Company; or

     (iv) any money, whether or not represented by any check, draft or other instrument for the payment of money, received by it on behalf of Company until Custodian actually receives and collects such money directly by the final crediting of the Custodian Account or the Account representing Company's interest in the Depository.

     (f) CORPORATE ACTIONS. In no event shall Custodian be responsible to ascertain or to take any action concerning, any maturities, puts, calls, conversions, exchanges, reorganizations, voting of proxies, offers, tenders or similar matters relating to Account Securities, whether physically held by Custodian or on deposit with a Depository, other than to deliver to Company and, if directed by Company, to its Investment Adviser, notices and information relating to any such corporate action received by Custodian from any issuers, offerors, or otherwise. Custodian's sole responsibility in this regard shall be to deliver promptly to Company or its Investment Advisor, as the case may be, such notices proxies, offers tenders or similar matters and properly signed proxies after Custodian receives them, and Custodian shall not otherwise act with respect to any such notice unless and until Custodian has received appropriate Instructions from Company or the Investment Adviser, as the case may be. Company agrees and will instruct its Investment Adviser that any Instructions to Custodian with respect to any such corporate actions must be delivered to Custodian within sufficient time for Custodian to act thereon if any action by Custodian is required. As used herein, "sufficient time" shall mean at any time up to the last permissible hour on the date for action specified by Custodian in Custodian's written notice hereunder and Custodian shall have no liability to any person for Custodian's failure to act upon any such Instructions for the Custodian Account received by Custodian at any time after such hour and date.

     (g) ALLOCATION OF PARTIAL REDEMPTION. Should any Account Securities held in a Depository be called for a partial redemption by the issuer of such securities, Custodian is authorized to accept allocation as determined pursuant to the program therefor then in effect at such Depository or, in the absence of any such program, Custodian's sole discretion to allot the called portion to the respective holders in any manner deemed to be fair and equitable in its judgment.

     (h) FOREIGN SECURITIES. With respect to Account Securities issued by foreign entities or other Account Securities for which adequate corporate information is not readily available, Custodian's responsibility is expressly limited to safekeeping. With respect to such Account Securities, Custodian assumes no responsibility for following such Account Securities or their issuers for coupon payments, redemptions, exchanges or similar matters affecting such Account Securities. Collections of monies in foreign currency, to the extent possible, will be converted into U.S. dollars at customary rates in accordance with Custodian's normal procedures. All risks and expenses incident to such foreign collections and conversions are assumed by the Custodian Account, and Custodian shall have no

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responsibility for fluctuations in exchange rates affecting such collections or conversions.


     (i) PROCEEDS. Unless Company is informed otherwise in writing by Custodian, the proceeds of sales, redemptions, collections, and other receipts, and dividend and interest income will be credited, subject to collection, by Custodian to the Custodian Account promptly upon receipt and in no event later than the availability schedule attached hereto, marked Exhibit D and by this reference incorporated herein.

     (j) Exchanges. Custodian is authorized, without Instructions, to exchange temporary for definitive certificates and old certificates for new or overstamped certificates evidencing a change therein.

     (k) DEPOSITORY DELIVERIES. In complying with Instructions for delivery of eligible transactions, Custodian will make deliveries through (i) the Federal Reserve System, pursuant to Subpart 0 of the Treasury Department Circular #300 (31 Code of Federal Regulations Part 306), and operating circulares of the Federal Reserve Bank of New York, or (ii) the facilities of any other Depository pursuant to Section 8-320 of the New York Uniform Commercial Code and the Rules and Procedures of such Depository.

     (l) AVAILABLE FUNDS. Custodian is not obligated to effect any transaction or make any payment in connection therewith unless there are sufficient available funds on deposit in the Custodian Account or funds have otherwise been made available to Custodian therefor to its satisfaction. Should Custodian not effect a transaction or make a payment it shall immediately notify Company of such fact so that Company may make appropriate alternate arrangements to effectuate the transaction or make the payment. The amount by which payments made by Custodian with respect to property in, or to be received for, the Custodian Account, or with respect to other transactions pursuant to this Agreement, exceed available funds and result in an account overdraft shall be deemed a loan from Custodian to Company, payable on demand and bearing interest at the then current rate customarily charged by Custodian on similar loans. All such loans shall be based on Custodian's sole determination to make the underlying advance in each case.

     (m) MANDATORY EXCHANGE. Anything in paragraph 5(f) to the contrary notwithstanding, Custodian will, without Instructions, surrender and exchange Account Securities for other Securities in connection with any maturity, reorganization, recapitalization, or similar transaction in which the owner of the Account Securities is not given an option; provided, however, Custodian shall be responsible to effect any such exchange only upon receiving actual notice of the event permitting or requiring such exchange. For purposes of this subparagraph, actual notice shall mean notice that is received by Custodian from the issuer of the Security, the agent of the issuer of the Security, a nationally recognized subscription service, the Company, or from any other source which would enable Custodian to act in a commercially reasonable manner. To facilitate any such exchange, Custodian is authorized to surrender against payment maturing Obligations and Obligations called for redemption; provided, however, that Custodian

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deliver to Company notice of such exchange five (5) business days prior to the actual exchange taking place.

     (n) RECEIPT OF PAYMENTS. Subject to the provisions of this Agreement, and unless and until it receives Instructions to the contrary, Custodian is authorized to:

     (i) present for payment all coupons and other income items held in the Custodian Account;

     (ii) receive payments of interest and principal, dividends, warrants, and other things of value in connection with Account Securities and hold such payments in the Custodian Account, with notice thereof to Company;

     (iii) sign for Company all declarations, affidavits, certificates or other documents that may be required to collect or receive payments or distributions with respect to Account Securities and disclose, without further consent of Company, Company's identity to issuers of Account Securities, or the agents of such issuers, who may request such disclosure.

Recapitalization and stock distributions will be credited upon receipt to the Custodian Account.

     (o) LENDING OF ACCOUNT SECURITIES. Custodian shall have the power and authority to lend Account Securities only in accordance with the terms of a separate securities lending agreement, if any, entered into between Custodian and Company.

6.   REPORTS, BOOKS AND RECORDS

     (a) RECORDS. On behalf of the Company, Custodian shall keep all original books and records concerning the Account Securities held in the Custodian Account and the security transactions directed by Company or its Investment Advisor. The books and records pertaining to Company that are in the possession of Custodian shall be the property of Company. Upon the reasonable request of Company, copies of any such books and records shall be provided by Custodian to Company or Company's authorized representative.

     (b) REPORTS AND STATEMENTS. Books and records prepared and maintained by Custodian pursuant to this Agreement shall promptly post each transaction to the appropriate Custodian Account, as specified in Instructions. Custodian shall make available to Company, by POL*ARIS or in the manner otherwise agreed upon, transaction reports and a SUMMARY of the transfers to or from the Custodian Account during said business day. Custodian shall make available to Company, by POL*ARIS or in the manner otherwise agreed upon, a statement of transactions and holdings in the Custodian Account on a monthly basis or at such other intervals as Custodian and Company shall mutually agree.

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Said monthly reports shall be delivered to Company prior to the fifth (5th)
business day of each calendar month.

     (c) ADDITIONAL BOOKS AND RECORDS. In addition to its internal record requirements, Custodian shall create and maintain such books and records and provide such reports with respect to the Custodian Account as Custodian and Company shall agree upon from time to time.

     (d) INSPECTION. The books and records of Custodian pertaining to the Custodian Account shall be open to inspection and audit at reasonable times by duly authorized officers, employees and auditors employed by Company. The costs incurred by Custodian in connection with routine periodic inspections and audits shall be borne by Custodian. Any such costs incurred in connection with extraordinary inspections and audits shall be charged to and paid by Company.

     (e) OPINION OF COMPANY'S INDEPENDENT ACCOUNTANT. Custodian shall take all reasonable actions, as Company may from time to time request, to enable the Company to obtain from year to year favorable opinions from Company's independent accountants with respect to Custodian's activities hereunder.

     (f) REPORTS BY CUSTODIAN'S INDEPENDENT PUBLIC ACCOUNTANTS. Custodian shall provide Company no less frequently than once per year with reports by independent public accountants on Custodian's system of internal accounting control relating to the services provided by Custodian under this Agreement. Such reports shall state that such system is sufficient to meet the objective of providing management with reasonable, but not absolute, assurance that assets for which custodian has responsibility are safeguarded against loss from unauthorized use or disposition, and that transactions are executed in accordance with appropriate authorizations and in conformity with the governing instruments and are recorded properly to permit the preparation of the required financial reports.

     (g) OTHER REPORTS. Custodian shall provide Company with any report received by Custodian on the system of internal accounting control of any Depository and with any such reports on its own systems of internal or other accounting control as Company may reasonably request from time to time.

     (h) POL*ARIS. Company has the option to elect to participate in Custodian's POL*ARIS Service, an electronic communications service that provides, on a daily basis, the ability to view on-line or to print out hard copy of an transactions involving the delivery in and out of Account Securities on a free or payment basis, payments of principal and interest or dividends, pending transactions and fails, and schedules of Custodian Account holdings.

          (i) SECURITY OF TERMINAL. In the event that Company subscribes to the POL*ARIS Service, Company shall be fully responsible for the security of its

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     Connecting terminal(s), access thereto and the proper and authorized use thereof, and Company's initiation and application of continuing effective safeguards. In this connection, except for any instance involving Custodian's own negligence, willful misconduct or bad faith, and in addition to any other undertakings by Company in this Agreement, Company agrees to defend and indemnify Custodian and to hold Custodian harmless from and against any and all suits, actions, proceedings at law or in equity, claims (groundless or otherwise), liabilities, losses, damages, payments, settlements, penalties, fines, costs (including fees and disbursements of counsel selected by Custodian) and every other expense of every nature asserted against or incurred by Custodian as a result of any improper or unauthorized use of such terminal(s) whether on the premises of Company, an Investment Advisor, or the agent of either; but not including Custodian or any agent thereof.

          (ii) PRICING SERVICES. To the extent that the POL*ARIS Service provided hereunder shall include market values of the Custodian Account holdings, Custodian may, at its discretion, obtain such information from outside sources that Custodian reasonably deems to be reliable. Custodian does not verify, represent or warrant either the accuracy or the completeness of any such information transmitted through the POL*ARIS Service.

7.   DIVESTMENT ADVISERS AND INVESTMENTS

     (a) APPOINTMENT OF INVESTMENT ADVISERS. Company may appoint one or more Investment Advisers to manage the assets held in the Custodian Account. The terms and conditions of appointment and authority of any Investment Adviser shall be the sole responsibility of Company. Company shall promptly notify Custodian by means of Instructions of the appointment and removal of an Investment Adviser, the portion of the Custodian Accounts that are subject to the investment control of such Investment Adviser and all other facts pertinent to such Investment Adviser's authority to give Instructions, including a designation of the Authorized Persons of such Investment Adviser.

     (b) INVESTMENT REVIEW. Custodian shall be under no duty or obligation to review any investment or reinvestment made or received upon the Instructions of Company or any Investment Adviser. Without limiting the generality of the foregoing, with respect to each transaction, the Authorized Person giving the Instructions shall have the entire responsibility for assuring that the transaction does not violate the prohibitions of any applicable state or federal law, applicable Investment Adviser agreement, any restrictions or guidelines applicable to the Investment Adviser in an Investment Adviser agreement, or court order or judgment affecting the administration of the Custodian Account or adversely affect the tax treatment of the Custodian Account.

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8.   AGENTS, DEPOSITORIES AND SUB-CUSTODIANS

     (a) AGENTS. Custodian may at any time or from time to time, appoint at its own expense, (and may at any time remove) any other bank, trust company or responsible commercial agent as its agent to carry out such of the provisions of this Agreement as Custodian may from time to time direct, PROVIDED THAT the appointment of any such agent shall not relieve Custodian of any of its responsibilities and liabilities under this Agreement.

     (b) SUB-CUSTODIANS AND DEPOSITORIES. Custodian may appoint at its own expense and risk one or more banking institutions or Depositories, domestic or foreign, to act as Sub-Custodian or as Depository of Account Securities, PROVIDED THAT Company shall have informed Custodian by means of Instructions that such entity has been approved by an requisite action as a Sub-Custodian or Depository for Account Securities and Custodian shall have received no subsequent Instructions rescinding such approval, and FURTHER PROVIDED that the appointment of any Sub-Custodian or Depository shall not relieve Custodian of any of its responsibilities or liabilities under this Agreement.

9.   LEGAL PROCEEDINGS

     Other than legal proceedings which are initiated in response to Custodian's willful misconduct, negligence or bad faith, Custodian shall not be required to initiate, appear in or defend any legal proceedings or take any other similar action with respect to the Custodian Account or Account Securities unless Custodian has been indemnified to its satisfaction against any loss and expense (including attorneys' fees) likely to be suffered or incurred thereby. Notwithstanding anything herein to the contrary, Custodian shall be required to affirmatively assist Company in any legal proceeding or similar action with respect to the Custodian Account Securities.

10.  INDEMNIFICATION OF CUSTODIAN

     (a) INDEMNIFICATION. In its capacity as Custodian, Custodian shall not be liable for any act or failure to act of Company or Company's Investment Adviser. Custodian shall not be liable for any error of judgment or mistake of law or, except as expressly provided to the contrary in paragraph 4, for any loss suffered by the Custodian Account unless resulting from willful misconduct, bad faith or negligence on the part of Custodian in the performance of its duties or from the disregard by Custodian of its obligations and duties under this Agreement. Except as otherwise expressly provided to the contrary in the preceding sentence, Custodian shall be indemnified against and held harmless from any and all suits, actions, proceedings at law or in equity, claims (groundless or otherwise), liabilities, losses, damages, payments, settlements, penalties, fines, costs (including fees and disbursements of counsel selected by Custodian and approved by Company, which approval shall not be unreasonably withheld) and every other reasonable expense of every nature asserted against or incurred by Custodian in any way arising from Custodian's appointment hereunder. If amounts due Custodian pursuant to this paragraph 10 are not paid out of the Custodian Account for any reason, they. shall be paid by Company. Custodian agrees to inform Company in writing of any event which comes to its notice as a result of which the Custodian Account or Company might become liable to indemnify Custodian under these provisions, provided that any reasonable delay in so doing shall not in any way affect the Custodian Account's or Company's obligation to Custodian hereunder. Custodian's right to indemnification shall survive the termination of this Agreement.

     (b) PARTICIPATION IN LITIGATION. In the event any action or proceeding shall be brought against Custodian, in its capacity as such, it shall notify Company of the commencement thereof, and, subject to all provisions hereof and to the extent that it shall wish, Company shall be entitled to participate therein or to assume the defense thereof. After notice from Company to Custodian of its election so to assume the defense of such action or proceeding and to pay all fees and expenses of such counsel, Company shall not be liable to Custodian for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by Custodian, in connection with the defense thereof other than reasonable costs of investigation, unless either Company or Custodian shall have been advised at any time by counsel, agreeable to both Company and Custodian, that the assumption or continuation of such defense by Company would be inappropriate under applicable standards of professional conduct on account of actual or potential differing interests between Company and Custodian or under fiduciary principles applicable to the Custodian Account. Custodian may, at any time, waive its right to indemnification hereunder and assume its own defense.

     (c) BREACH OF REPRESENTATION OR WARRANTY. Company's liability under the foregoing indemnification shall cover, without limitation, all loss, liability, claims, damages and expenses resulting from a breach of any representation or warranty delivered herein by Company.

11.  REPRESENTATIONS AND WARRANTIES OF COMPANY

     Company hereby represents, warrants and covenants to Custodian that:

     (a) the employment of Custodian and the allocation of fees, expenses and other charges to the Custodian Account as herein provided, is not prohibited by law or any governing documents or contracts relating to the Custodian Account or the maintenance of custodian accounts for Company as contemplated herein;

     (b) the terms of this Agreement do not violate any obligation by which Company is bound, whether arising by contract, operation of law or otherwise;

     (c) this Agreement has been duly authorized by appropriate action and when executed and delivered will be binding upon Company in accordance with its terms;

     (d) Company will deliver to Custodian such evidence of such authorization as Custodian may reasonably require, whether by way of a certified resolution, opinion of counsel or otherwise;

     (e) Custodian, in its capacity as such, is not required to maintain any fidelity bond insurance with respect to Account Securities pursuant to the requirements of any law applicable to Company;

     (f) Company has furnished Custodian the names and original or facsimile signatures of all Authorized Persons currently authorized to act on behalf of Company pursuant to this Agreement; and

     (g) with respect to matters covered by this Agreement, Custodian shall be entitled to assume any document delivered herewith remains in effect and any Authorized Person or Investment Adviser named herein or pursuant hereto continues to be authorized to act hereunder until Custodian is notified by means of Instructions as to any amendment, change or substitute.

12.  REPRESENTATIONS AND WARRANTIES OF CUSTODIAN

     Custodian hereby represents, warrants and covenants to Company that:

     (a) the terms of this Agreement do not violate any obligation by which Custodian is bound, whether arising by contract, operation of law or otherwise;

     (b) this Agreement has been duly authorized by appropriate action and when executed and delivered will be binding upon Custodian in accordance with its terms;

     (c) Custodian will deliver to Company such evidence of such authorization as Company may reasonably require, whether by way of a certified resolution, opinion of counsel or otherwise;

     (d) Custodian, in its capacity as such, is not required to maintain any fidelity bond insurance with respect to Account Securities pursuant to the requirements of any law applicable to Custodian;

     (e) Custodian has furnished Company the names of all Persons currently authorized to act on behalf of Custodian hereunder; and

     (f) with respect to any matters covered by this Agreement, Company shall be entitled to assume any document delivered herewith remains in effect and any Person named herein or pursuant hereto continues to be authorized to act hereunder until it is notified of any amendment, change or substitute.

13.  FEES, EXPENSES AND OTHER CHARGES

     (a) FEE SCHEDULES. For the services provided hereunder, Company shall pay Custodian monthly in arrears a fee calculated and accrued in accordance with Custodian's applicable fee schedule set forth in Exhibit E, attached hereto and as amended from time to time made a part hereof. Such fee schedule does not include reasonable out-of-pocket disbursements of Custodian for which Custodian shall be entitled to be reimbursed by Company. Except for fees and expenses which are the result of Custodian's negligence, willful misconduct or bad faith, Custodian shall be entitled to reimbursement for all reasonable out-of-pocket fees and expenses of counsel arising from the performance of Custodian's duties hereunder, such reasonable out-of-pocket disbursements, fees and expenses shall include but shall not be limited to the items specified in Exhibit F, attached hereto. Exhibit F may be modified by Custodian upon not less than sixty (60) days prior written notice to Company.

     (b) PAYMENT. Custodian will invoice Company as soon as practicable after the end of each calendar month and said invoices will be detailed in accordance with the applicable fee schedule(s) and will include reimbursable out-of-pocket disbursements.

14.  TERM AND TERMINATION

     (a) TERM. This Agreement shall become effective on the date first set forth above.

     (b) NOTICE OF TERMINATION. Company may terminate this Agreement and the Custodian Account upon thirty (30) days written notice to the Custodian.
The Custodian may terminate this Agreement and the Custodian Account upon ninety
(90) days written notice to the Company.

     (c) DELIVERY OF ACCOUNT SECURITIES AND OTHER PROPERTY. Upon termination, Custodian shall deliver in proper form for transfer all Account Securities specified in the notice of termination, or cause such to be delivered, to a successor custodian designated by Company or, if a successor custodian has not accepted an appointment by the effective date of termination of the Custodian Account, to Company if the Board of Directors or Board of Trustees of the Company has authorized the Company to maintain the custody of its own assets in accordance with Rule 17f-2 under the 1940 Act, and if not, then to a custodian appointed by a court of competent jurisdiction. Custodian shall be entitled to be reimbursed for any reasonable expenses incurred in connection with such delivery unless such termination is at Custodian's request. Custodian agrees to cooperate with Company and any substitute or successor custodian appointed by Company during a reasonable transition period.

     (d) In the event a notice of termination is given by Custodian, Company shall, on or before the specified termination date, deliver to Custodian a resolution of the Board of Directors Company designating a successor custodian or custodians. In the absence of such designation by Company, Custodian shall deliver all of the effected Account Securities to the designee of Company which will, upon delivery, be deemed to be the successor custodian.

15.  TAXES

     (a) FILINGS. Custodian shall have no responsibility to file any tax returns regarding the Custodian Account or the Account Securities. Custodian is authorized and empowered to execute any certificates of ownership or other reports, declarations or affidavits that it is or may hereafter be required to execute and furnish under any regulation of the Internal Revenue Service, or by or under any other authority of the United States or any jurisdiction, which are required in connection with any property that is now or may hereafter be held in the Custodian Account. The authority granted to Custodian in this section 15 is conditioned upon Company's prior exhaustion of all its rights of challenge and appeal regarding said regulations or United States authority. Company agrees to notify Custodian immediately in writing of any material change in status that may affect any such certificates, reports or other required documents or the contents thereof.

     (b) INDEMNIFICATION. Company agrees to indemnify the Subcustodian and any nominee in whose name Account Securities or other property of Company is registered against any liability Custodian or such nominee may incur by reason of taxes assessed to Custodian or such nominee resulting directly or indirectly from the fact that Account Securities or other property of Company are registered in the name of Custodian or such nominee; PROVIDED, HOWEVER, said indemnity obligation is subject to Company's prior exhaustion of all lawful or legal challenge or appeal rights regarding any tax or related liability. Custodian's right to indemnification as aforesaid shall survive the termination of this Agreement.

16.  ADVICE

     Custodian may from time to time consult with counsel to Company or with an Authorized Person in connection with its obligations arising hereunder and shall be fully protected in acting upon the written advice or instructions of such counsel or Authorized Person, as the case may be.

17.  ADDRESSES

     Except as provided to the contrary with respect to Instructions and until further notice from either party, any notices delivered pursuant to this Agreement, and all other COMMUNICATIONS shall be in writing and shall be delivered or sent to the following addresses or such other addresses as from time to time may be specified hereunder:

          If to Company:

          Farm Bureau Insurance Companies
          5400 University Avenue
          West Des Moines, IA 50266
          Attn: Investment Accounting

          If to Custodian:

          Banker's Trust
          16 Wall Street
          New York, N.Y. 10005
          Attn: David F. Hoyt

All notices and other communications shall be effective when received. The party seeking to rely on notice having been given under this paragraph 16 shall be responsible for ascertaining the facts thereof.

18.  MISCELLANEOUS

     (a) INFORMATION TO AND CONSENT OF CUSTODIAN. During the term of this Agreement, Company shall furnish to Custodian at its office, prior to any distribution thereof, copies of any materials prepared for distribution to any Persons who are not parties hereto that refer in a material way to Custodian. Company shall not distribute or permit the distribution of such materials if Custodian reasonably objects in writing within five (5) business days (or such other time as may be mutually agreed) after receipt thereof. Company shall furnish or otherwise make available to Custodian such other information relating to the business affairs of Company as Custodian at any time, or from time to time, reasonably requests in order to discharge its obligations hereunder.

     (b) SCOPE OF THE AGREEMENT. This Agreement contains the whole of the understanding between the parties with respect to the subject matter hereof.

     (c) AMENDMENT. This Agreement may be amended at any time by a written instrument signed by an Authorized Person of Company and by a duly authorized officer of Custodian.

     (d) SEVERABILITY. If any provision of this Agreement is determined to be invalid or unenforceable, such determination shall not affect the validity or enforceability of any other provisions of this Agreement.

     (e) NO WAIVER. No term or provision hereof shall be deemed waived and no breach excused unless such waiver or consent shall be in writing and signed by the party claimed to have waived or consented. No waiver of any term or provision hereof shall be deemed a continuing waiver unless it is so designated. Any consent by any party to a breach by the other, whether express or implied, shall not constitute a consent to or excuse for any other breach.

     (f) CAPTIONS. The captions of this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

     (g) ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, successors, and assigns;
PROVIDED HOWEVER this Agreement shall not be assignable by Company without the written consent of Custodian, or by Custodian without the written consent of Company, and any attempted assignment without such written consent shall be null and void.

     (h) GOVERNING LAW. This Agreement 'shall be governed by and construed in accordance with the laws of the State of New York.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the day and year first above written.

     FARM BUREAU LIFE INSURANCE              BANKERS TRUST COMPANY
     COMPANY



     BY: /s/ Richard D. Warming              BY: /s/ David F. Hoyt
     ---------------------------------       ---------------------------
             RICHARD D. WARMING                     DAVID F. HOYT
    Its: VICE PRESIDENT - INVESTMENTS        Its:  VICE PRESIDENT

                                     APPENDIX C:
                            MUTUAL FUND CUSTODY ACCOUNT -
                          FBL VARIABLE INSURANCE SERIES FUND

      THIS MUTUAL FUND CUSTODY ACCOUNT AGREEMENT (hereinafter the "Appendix"), dated January 12, 1993, is entered into by and between FBL VARIABLE INSURANCE SERIES FUND, a Massachusetts Business Trust ("Company") and BANKERS TRUST COMPANY, a New York banking corporation ("Bankers Trust").

      WHEREAS, both Bankers Trust and Company desire to have the Mutual Fund Custody Account- FBL Variable Insurance Series Fund governed by the terms and provisions of the Custodian Account Agreement dated December 15, 1992 (the "Agreement"), as hereby amended;

      NOW, THEREFORE, in consideration of the mutual covenants contained in the Agreement and this Appendix and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1.   Section I entitled DEFINITIONS is amended as follows:

     (d) "Depository" means any centralized securities depository system, domestic or foreign, whether presently or hereafter organized, in which Custodian participates, and shall include (i) the Depository Trust Company, (ii) the Federal Reserve Book-Entry System, (iii) the Participant's Trust Company, or
(iv) any other centralized securities depository system selected by Custodian, but subject to the approval of Company's Board of Directors or Trustees and any required approval by regulatory authorities applicable to Custodian in the conduct of its business as Custodian. The term "Depository" shall further mean and include any other person to be named in a certificate issued by Custodian and approved by Company's Board of Directors or Company's Board of Trustees and authorized to act as a depository under the 1940 Act, including its successor or successors and its nominee or nominees.

     (f) "INSTRUCTIONS" means a communication received by Custodian from one or more Authorized Persons directing action or delivering information pursuant thereto in regard to Company's Account Securities, Securities or Portfolios. Instructions may be oral or written and may be delivered (i) by telephone, (ii) in hard copy, or (iii) by computer, electronic instruction system or telecommunications terminals, which shall include but not be limited to, a telex, a TWXS, a facsimile transmission, a bank wire or Custodian's proprietary POL*ARIS Service; PROVIDED, HOWEVER, THAT the Parties hereto or Custodian and Investment Adviser, as the case may be, shall have agreed herein to the form, the means of transmission and the means of identification of such Instructions; FURTHER PROVIDED that Instructions initially given orally shall be confirmed within the thirty (30) minute period immediately following the initial receipt of the Instructions by Custodian in a manner consistent with clauses (ii) or (iii) above. Instructions shall conform to operating procedures communicated from time to time by Custodian to Company.

     (k) "1940 Act" refers to the Investment Company Act of 1940, and the Rules and Regulations thereunder, all as amended from time to time.

     (1) "Portfolio" means Account Securities grouped together in a separate investment Portfolio of Company. Company shall provide Custodian with a listing of Company's Portfolios.

2.   Section 6 entitled REPORTS, BOOKS AND RECORDS is amended as follows:

     (a) Records. On behalf of Company, Custodian shall keep all original books and records concerning the Account Securities held in the Custodian Account and the Security transactions directed by Company or its Investment Advisor. The books and records pertaining to Company that are in the possession of Custodian shall be the property of Company. Such books and records shall be prepared and maintained as required by the 1940 Act and other applicable securities laws and rules and regulations. Upon the reasonable request of Company, copies of any such books and records shall be provided by Custodian to Company or Company's authorized representative.

     (b) REPORTS AND STATEMENTS. Books and records prepared and maintained by Custodian pursuant to this Agreement shall reflect the prompt posting of each transaction to the appropriate Custodian Account and Portfolio, as specified in Instructions. Custodian shall make available to Company, by POL*ARIS or in the manner otherwise agreed upon, transaction reports and a summary of the transfers to or from the Custodian Account during said business day. Custodian shall make available to Company, by POL*ARIS or in the manner otherwise agreed upon, a statement of transactions and holdings in the Custodian Account on a monthly basis or at such other intervals as Custodian and Company shall mutually agree. Said monthly reports shall be delivered to Company prior to the fifth (5th) business day of each calendar month.

     (c) ADDITIONAL BOOKS AND RECORDS. In addition to its internal record requirements, Custodian shall create and maintain such books and records and provide such reports with respect to the Custodian Account as Custodian and Company shall agree upon from time to time. Custodian is not the fund accountant for Company. Custodian shall cooperate with the fund accountant and shall make available to the fund accountant the transaction reports and statements referred to in paragraph 6(b) above, but Custodian shall not be responsible for reconciling books and records with those of the fund accountant or for keeping books and records normally kept by the fund accountant.

     (d) INSPECTION. The books and records of Custodian pertaining to the Custodian Account shall be open to inspection and audit at reasonable times by duly authorized officers, employees and auditors employed by Company and by employees and agents of the Securities and Exchange Commission. The costs incurred by Custodian in connection with routine periodic inspections and audits shall be borne by Custodian. Any such reasonable costs incurred in connection with extraordinary inspections and audits shall be charged to and paid in accordance with paragraph 13.

3. Section 8 entitled AGENTS, DEPOSITORIES AND SUB - CUSTODIANS is amended as follows:

     (a) Agents. Custodian may at any time or from time to time, appoint at its own expense, (and may at any time remove) any other bank, trust company or responsible commercial agent as its agent to carry out such of the provisions of this Agreement as Custodian may from time to time direct, PROVIDED THAT such agent agrees with custodian to comply with all relevant provisions of the 1940 Act and applicable rules and regulations thereunder; and FURTHER PROVIDED THAT the appointment of any such agent shall not relieve Custodian of any of its responsibilities and liabilities under this Agreement.

     (b) SUB-CUSTODIANS AND DEPOSITORIES. Custodian may appoint at its own expense and risk one or more banking institutions or Depositories, domestic or foreign, to act as Sub-Custodian or as Depository of Account Securities, PROVIDED THAT such entity agrees with Custodian to comply with all provisions of the 1940 Act and applicable rules and regulations thereunder; and FURTHER PROVIDED THAT Company shall have informed Custodian by means of Instructions that such entity has been approved by all requisite action as a Sub-Custodian or Depository for Account Securities and Custodian shall have received no subsequent Instructions rescinding such approval; and FURTHER PROVIDED THAT the appointment of any Sub-Custodian or Depository shall not relieve Custodian of any of its responsibilities or liabilities under this Agreement.

4. Section 12 entitled REPRESENTATIONS AND WARRANTIES OF CUSTODIAN is amended as follows:

     (g) Custodian is qualified as a custodian under Section 26(a) of the 1940 Act and covenants that it will remain so qualified or upon ceasing to be so qualified shall promptly notify Company in writing.

5.   Section 13 entitled FEES, EXPENSES AND OTHER CHARGES is amended as follows:

     (a) FEE SCHEDULES. For the services provided hereunder, Company shall pay Custodian monthly in arrears a fee calculated and accrued in accordance with Custodian's applicable fee schedule set forth in Exhibit E, attached hereto and as amended from time to time made a part hereof. Such fee schedule does not include reasonable out-of-pocket disbursements of Custodian for which Custodian shall be entitled to be reimbursed by Company. Except for fees and expenses which are the result of Custodian's negligence, willful misconduct or bad faith, Custodian shall be entitled to reimbursement for all reasonable out-of-pocket fees and expenses of counsel arising from the performance of Custodian's duties hereunder, such disbursements, feeds and expenses shall include but shall not be limited to the items specified in Exhibit F, attached hereto. Exhibit F may be modified by Custodian upon not less than sixty (60) days prior written notice to Company.

     (i) Should Company designate additional Portfolios after the date of this Appendix, the parties hereto shall mutually agree upon the fee due Custodian for the additional responsibilities assumed by Custodian as a result of administering such newly created Portfolios. Such mutually agreed upon fee shall be reflected in a written fee schedule designated for that Portfolio which shall be dated, signed by an officer of each party hereto, and attached to this Appendix as an exhibit.

6.   Section 14 entitled TERM AND TERMINATION is amended as follows:

     (b) NOTICE OF TERMINATION. Company may terminate this Agreement and the Custodian Account upon thirty (30) days written notice to the Custodian, PROVIDED THAT Company may terminate this Agreement and the Custodian Account upon less notice if it receives notice from Custodian that it is no longer qualified as a Custodian under Section 26(a) of the 1940 Act. The Custodian may terminate this Agreement and the Custodian Account upon ninety (90) days written notice to the Company.

     (d) In the event that a notice of termination is given by Company, it shall be accompanied by a certified resolution of the Company's Board of Directors or Trustees electing to terminate this Agreement with respect to any custodian account and designating a successor custodian or custodians, which the Company shall deem to be an entity qualified to so act under the 1940 Act.

     IN WITNESS WHEREOF, the parties hereto have caused this Appendix to be executed as of the day and year first above written.



       FARM BUREAU LIFE INSURANCE             BANKERS TRUST COMPANY
       COMPANY


       BY: /s/ Richard D. Warming             BY: /s/ David F. Hoyt
       ---------------------------------      --------------------------
             RICHARD D. WARMING                   DAVID F. HOYT
       ITS: VICE PRESIDENT - INVESTMENTS      ITS: VICE PRESIDENT


       BY: /s/Dennis M. Marker                BY: /s/ Diane I. Wiley
       ---------------------------------      --------------------------
            DENNIS M. MARKER                         DIANE WILEY
       ITS: INVESTMENT ADMIN. V.P.            ITS: VICE PRESIDENT